Salomon Brothers Municipal Partners Fund

Sub-Item 77C (Matters submitted to a vote of security holder)

Registrant incorporates by reference Registrant's DEFA 14A
Filed on OCTOBER 13, 2005.
(Accession No. 0001193125-05-)

Sub-Item 77C (Proxy Statement)

Registrant incorporates by reference Registrant's DEFA 14A dated September 27, 2005 filed on September 27, 2005.
(Accession No. 0001193125-05-192361)